Exhibit 10.22
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this                 day of                          ,                , by and between                            (the “Indemnitee”) and Dycom Industries, Inc., a Florida corporation (the “Corporation”).
WITNESSETH
     WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) has reviewed and analyzed the protection from liability available to directors or officers of the Corporation (hereinafter, “Directors” or “Officers”) and its subsidiaries under the Corporation’s existing corporate documents and applicable law; and
     WHEREAS, increases in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been limited; and
     WHEREAS, the Board of Directors has determined that the protection offered by the Corporation’s existing corporate documents, applicable law, and liability insurance is not sufficient to fully protect its Directors or Officers from liability; and
     WHEREAS, it is essential to the Corporation to attract and retain the most capable persons available as Directors and/or Officers; and
     WHEREAS, the Board of Directors has determined that highly competent persons will be difficult to attract and retain as Directors and/or Officers unless they are adequately protected against liabilities incurred in performance of their duties in such capacity; and
     WHEREAS, the Board of Directors has determined that the use of indemnification agreements will allow the Corporation to offer additional appropriate protection from liability to its Directors or Officers; and
     WHEREAS, the Indemnitee is a Director and/or Officer; and
     WHEREAS, the indemnification and advancement provisions of Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) and Article XIV of the bylaws of the Corporation (the “Bylaws”) expressly provide that they are non-exclusive; and
     NOW THEREFORE, in consideration of the Indemnitee’s services to the Corporation, the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Definitions. For purposes of this Agreement:
          (a) “Change in Control” shall mean, and a Change in Control shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of one or more of the Corporation or any of its subsidiaries, as the case may be, acting in such capacity or (B) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than thirty-three percent (33%) of the total voting power represented by the Corporation’s then outstanding Voting Securities (as defined below), (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least a majority of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of related transactions) all or substantially all of the Corporation’s assets, or (v) the Corporation shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Corporation.
          (b) “Corporate Status” shall mean the status of a person who is serving or has served (i) as a director or officer of the Corporation, (ii) in any capacity with respect to any employee benefit plan of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other Entity at the request of the Corporation. For purposes of this Agreement, an officer or director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation.
          (c) “Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

          (d) “Effective Date” shall mean the date first listed above.
          (e) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, foundation, association, organization or other legal entity.
          (f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and such regulations and guidance promulgated thereunder.
          (g) “Expenses” shall mean all fees, costs and expenses incurred in connection with any Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.
          (h) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
          (i) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.
          (j) “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, formal or informal, including appeals, except one initiated by an Indemnitee pursuant to Section 10 or Section 13(b) of this Agreement to enforce his rights under this Agreement.
          (k) “Subsidiary” shall mean any Entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partnership, managing membership or other similar interest or (ii) fifty percent (50%) or more of the (A) voting power of the voting capital equity interests of such Entity, or (B) outstanding voting capital stock or other voting equity interests of such Entity.
          (l) “Voting Securities” shall mean securities of the Corporation that entitle the holder to vote for the election of Directors.

     Section 2. Services by Indemnitee. In consideration of the Corporation’s covenants and commitments hereunder, Indemnitee agrees to continue to serve as a Director or Officer. However, this Agreement shall not impose any obligation on Indemnitee or the Corporation to continue Indemnitee’s service to the Corporation beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.
     Section 3. Agreement to Indemnify. The Corporation agrees to indemnify Indemnitee as follows:
          (a) Subject to the exceptions contained in Section 4 below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of Indemnitee’s Corporate Status, either prior to or after the execution of this Agreement, Indemnitee shall be indemnified by the Corporation against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”) if (i) Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and (ii) with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful. In addition, the Corporation shall indemnify and hold harmless the Indemnitee from and against any and all federal, state, local or foreign taxes (if any) imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.
          (b) Subject to the exceptions contained in Section 4 below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, either prior to or after the execution of this Agreement, Indemnitee shall be indemnified by the Corporation against all Indemnifiable Expenses and amounts paid in settlement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction that Indemnitee is liable to the Corporation, unless, and only to the extent that, the court in which such Proceeding was brought or another court of competent jurisdiction determines upon application that in view of all the circumstances of the case, that Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses and amounts paid in settlement, then Indemnitee shall be entitled to payment in such amount as such court deems proper. In addition, the Corporation shall indemnify and hold harmless the Indemnitee from and against any and all federal, state, local or foreign taxes (if any) imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.
          (c) Except as otherwise prohibited under applicable law, the Proceedings described in Sections 3(a) and 3(b) hereof shall include, for purposes of this Agreement, any Proceedings that involve, directly or indirectly, activities of the Indemnitee both in his or her official capacities as a Director or Officer and actions taken in another capacity while serving as Director or Officer on behalf of the Corporation.

          (d) Notwithstanding the exceptions listed in Section 4 below, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in subsections 3(a) or 3(b), or in defense of any claim, issue, or matter therein, Indemnitee shall be indemnified by the Corporation against Indemnifiable Expenses actually and reasonably incurred by Indemnitee in connection therewith.
          (e) If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of Indemnifiable Amounts but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Indemnifiable Amounts to which Indemnitee is entitled.
          (f) For purposes of this Section 3 only, the Indemnitee shall be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe the Indemnitee’s conduct was unlawful, if such action was based on a reasonable reliance upon any of the following: (i) the records or books of the Corporation or applicable Entity, including financial statements; (ii) information supplied to the Indemnitee by the officers of such Entity in the course of their duties; (iii) the advice of legal counsel for the Corporation or the applicable Entity; or (iv) information or records given in reports made to the Corporation or the applicable Entity by its independent certified public accountant or by an appraiser or other expert selected with reasonable care by such entity. The provisions of this Section 3(f) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Section 3.
     Section 4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances unless it has been determined in accordance with Section 7 that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:
          (i) a violation of criminal law, unless the Indemnitee had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
          (ii) a transaction from which Indemnitee derived an improper personal benefit;
          (iii) in the event the Indemnitee is a Director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable; or

          (iv) willful misconduct or a conscious disregard for the best interests of the Corporation, in each case, in a Proceeding by or in the right of the Corporation to procure a judgment in its favor or in a Proceeding by or in the right of a stockholder.
     Section 5. Advancement of Expenses. The Corporation shall advance all Indemnifiable Expenses within thirty (30) days after the receipt by the Corporation of a written request from Indemnitee for such advancement and on a current basis thereafter, whether prior to or after final disposition of the underlying Proceeding. Such written request shall be accompanied by evidence of the Indemnifiable Expenses incurred by Indemnitee and shall include a written undertaking by or on behalf of Indemnitee to repay any and all amounts advanced if it shall ultimately be determined that Indemnitee is not entitled to indemnification by the Corporation under this Agreement. Indemnitee’s repayment undertaking shall be unsecured and interest-free. However, advancement of Indemnifiable Expenses shall not be made to Indemnitee if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:
          (a) A violation of criminal law, unless the Indemnitee had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
          (b) A transaction from which Indemnitee derived an improper personal benefit;
          (c) In the event the Indemnitee is a Director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable; or
          (d) Willful misconduct or a conscious disregard for the best interests of the Corporation in a Proceeding by or in the right of the Corporation to procure a judgment in its favor or in a Proceeding by or in the right of a stockholder.
     Section 6. Defense of the Underlying Proceeding.
          (a) Notice by Indemnitee. Upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder, Indemnitee shall notify the Corporation promptly, but in all events no later than the earlier of (i) fourteen (14) days after actual receipt, or (ii) as soon as necessary after actual receipt to prevent the Corporation from being materially and adversely prejudiced by late notice; provided, however, that the failure to provide such notice shall not release the Corporation from any of its obligations under this Agreement except to the extent that the Corporation is materially prejudiced by such failure.

          (b) Option to Control Defense. Subject to the provisions of Section 6(c), in the event the Corporation is obligated to advance Indemnifiable Expenses under Section 5, the Corporation shall have the right to participate in any Proceeding and, at its option, assume the defense of any Proceeding with counsel approved by Indemnitee (which approval shall not be unreasonably withheld or delayed), upon the delivery to Indemnitee of written notice of its election to do so. However, the Indemnitee shall have the right to effectively participate in the defense and/or settlement of such Proceeding, including receiving copies of all correspondence and participating in all meetings and teleconferences concerning the Proceeding. In no event shall the Corporation consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise without the prior written consent of the Indemnitee, (which consent shall not be unreasonably withheld or delayed).
          (c) Limitation of Obligation to Reimburse Defense Expenses. In the event the Corporation assumes the defense of any Proceeding pursuant to Section 6(b), the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) the Corporation shall indemnify Indemnitee for reasonable costs and expenses of counsel for Indemnitee to monitor the Proceeding (provided, however, that such counsel for Indemnitee will not appear as counsel of record in any such Proceeding) and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense, or (C) the Corporation shall not continue to retain the approved counsel to defend such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation. Except as otherwise provided by Section 6(d) below, the Corporation’s obligation to indemnify Indemnitee with respect to legal fees shall be limited to the fees charged by counsel selected by Indemnitee and all other persons similarly entitled to indemnification by the Corporation in the same Proceeding on account of their Corporate Status to defend the interests of all such persons entitled to indemnification.
          (d) Indemnitee’s Right to Individual Counsel. Notwithstanding the provisions of Section 6(c) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, Indemnitee reasonably concludes that it may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Corporation. In addition, if the Corporation fails to comply with any of its obligations under this Agreement or in the event that the Corporation or any other person takes any action to declare all or any part of this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Corporation, to represent Indemnitee in connection with any such matter.
     Section 7. Procedure for Determination of Entitlement to Indemnification.
          (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (a “Determination”). The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. All Expenses related to the making of a Determination shall be borne solely by the Corporation.

          (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a) above, a Determination shall be made (unless made by a court) in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such Determination be made by the Board of Directors or the stockholders, in which case by the person or persons or in the manner provided for in clauses (ii) or (iii) of this Section 7(b)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which non-Disinterested Directors may participate) consisting solely of two or more Disinterested Directors; or (C) by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (D) by the stockholders of the Corporation by a majority vote of a quorum consisting of stockholders who were not parties to such Proceeding or, if no such quorum is obtainable, by a majority vote of stockholders who were not parties to such Proceeding; or (iii) as provided in Section 8(b) of this Agreement. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such Determination and any determination under Section 7(f). Indemnitee shall cooperate with the person, persons or Entity making such Determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or Entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or Entity making such Determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby agrees to indemnify and hold Indemnitee harmless therefrom.
          (c) In the event a Determination is to be made by Independent Counsel pursuant to Section 7(b), the Independent Counsel shall be selected as provided in this Section 7(c) and such Determination shall be made in accordance with the standards set forth in Section 8 below. If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors in the manner prescribed in Subsections 7(b)(ii)(A) or (ii)(B), or if a quorum of the Directors cannot be obtained for Subsection 7(b)(ii)(A) and the committee cannot be designated under Subsection 7(b)(ii)(B), selected by a majority vote of the Board of Directors (in which non-Disinterested Directors may participate), and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a), the parties cannot resolve any objections to the selected Independent Counsel or mutually agree on another Independent Counsel, either the Corporation or Indemnitee may petition the Circuit Court of Palm Beach County, Florida or other court of competent jurisdiction having jurisdiction over Palm Beach County, Florida for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 7(b). The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b), and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any Proceeding or arbitration pursuant to Section 10(a)(iii), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

          (d) Stockholder Vote on Determination. Notwithstanding the provisions of Section 607.0850 of the FBCA, the Indemnitee and any other stockholder who is a party to the Proceeding for which indemnification or reimbursement is sought shall be entitled to vote on any Determination to be made by the Corporation’s stockholders. In addition, in connection with each meeting at which a stockholder Determination will be made, the Corporation shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. Any Corporation proxy statement relating to a proposal to indemnify or reimburse the Indemnitee shall not include a recommendation against indemnification or reimbursement.
          (e) Access by Indemnitee to Determination. The Corporation shall afford to the Indemnitee and his representatives ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification or reimbursement, together with other information relating to any requested Determination.
          (f) Reasonableness of Expenses. In accordance with Section 607.0850(5) of the FBCA, the evaluation and finding as to the reasonableness of Expenses incurred by the Indemnitee for purposes of this Agreement shall be made (in the following order of preference) within 30 days after the Indemnitee’s delivery to the Corporation of a request that includes a reasonable accounting of expenses incurred:
          (i) first, by the Board of Directors by a majority vote or consent of a quorum consisting of Disinterested Directors, or
          (ii) next, if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which non-Disinterested Directors may participate) consisting solely of two or more Disinterested Directors; or
          (iii) next, if such a committee cannot be designated, by Independent Counsel.

All Expenses shall be considered reasonable for purposes of this Agreement if the finding contemplated by this Section 7(f) is not made within the prescribed time.
     Section 8. Presumptions and Effect of Certain Proceedings.
          (a) In making a Determination, including any Determination made by Independent Counsel pursuant to Section 7(b) and set forth in an opinion delivered by such Independent Counsel, the person, persons or Entity making such Determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a), and the Corporation shall have the burden of proof by clear and convincing evidence to overcome that presumption in connection with the making by any person, persons or Entity of any Determination contrary to that presumption.
          (b) If the person, persons or Entity empowered or selected under Section 7 to determine whether Indemnitee is entitled to indemnification shall not have made a Determination within sixty (60) days after receipt by the Corporation of the request therefore, the requisite Determination shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or Entity making the Determination in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the Determination is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Corporation of the request for such Determination, the Board of Directors has resolved to submit such Determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such Determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such Determination, such meeting is held for such purpose within sixty (60) days after having been so called and such Determination is made thereat, or (ii) if the Determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement.
          (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     Section 9. Exception to Right of Indemnification or Advancement of Expenses. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement to provide indemnification and/or advancement in the following instances:
          (a) Claims Initiated by the Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, counterclaim or crossclaim, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 607.0850(3) of the FBCA or other similar provision of any other applicable corporations law, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit.
          (b) Lack of Good Faith. To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that all of the material assertions made by the Indemnitee in such Proceeding were not made in good faith or were frivolous.
          (c) Insured Claims. To indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) which have been paid directly to the Indemnitee by an insurance carrier under a policy of directors and officers liability insurance maintained by the Corporation or from any other source.
          (d) Claims Under Section 16(b). To indemnify the Indemnitee for Expenses and the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute.

     Section 10. Remedies of Indemnitee.
          (a) In the event that (i) a Determination is made pursuant to Section 7 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5, (iii) the Determination is to be made by Independent Counsel pursuant to Section 7(b) and such Determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 3(c) within ten (10) days after receipt by the Corporation of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a Determination has been made that Indemnitee is entitled to indemnification or such Determination is deemed to have been made pursuant to Sections 7 or 8, Indemnitee shall be entitled to an adjudication in an appropriate court of competent jurisdiction located in Palm Beach County, Florida of his or her entitlement to such indemnification or advancement of Expenses. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication.
          (b) In the event that a Determination shall have been made pursuant to Section 7 that Indemnitee is not entitled to indemnification of Indemnifiable Amounts, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse Determination. In any judicial proceeding commenced pursuant to this Section 10, the Corporation shall have the burden of proving by a preponderance of the evidence that Indemnitee is not entitled to indemnification of Indemnifiable Amounts or advancement of Indemnifiable Expenses, as the case may be.
          (c) If a Determination shall have been made or deemed to have been made pursuant to Sections 7 or 8 that Indemnitee is entitled to indemnification of Indemnifiable Amounts, the Corporation shall be bound by such Determination in any judicial proceeding commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
          (d) Unless contrary to applicable law, neither the Corporation nor the Indemnitee may assert in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and the Corporation and the Indemnitee shall stipulate in any such court that they are bound by all the provisions of this Agreement.
          (e) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 1) actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, Indemnitee shall be indemnified for the expenses incurred by Indemnitee in connection with such judicial adjudication to the extent such expenses are reasonably related to the part of the indemnification of Indemnifiable Amounts or advancement of Indemnifiable Expenses awarded to Indemnitee.

     Section 11. Insurance. Prior to any Change in Control, the Corporation shall maintain an insurance policy or policies with reputable and creditworthy insurance companies with ratings of A- (excellent) or better from A.M. Best or another nationally recognized rating agency providing liability insurance for directors and officers or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation and providing for coverage substantially similar or better, in all material respects, to the coverage maintained by the Corporation as of the Effective Date; provided, however, that this provision shall not apply should the Board of Directors be unable to maintain such insurance for which the premium is not grossly excessive relative to the coverage provided thereunder. In all policies of director and officer liability insurance purchased by the Corporation, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s Directors and Officers (other than in the case of an independent director liability insurance policy, which would only apply to independent or outside Directors). The Corporation shall promptly notify Indemnitee of any good faith determination not to provide such coverage.
     Section 12. Insurance Upon a Change in Control. In the event of and immediately upon a Change in Control, the Corporation (or any successor to the interests of the Corporation by way of merger, sale of assets or otherwise) shall be obligated to continue, procure and/or otherwise maintain in effect for a period of six (6) years from the date on which such Change in Control is effective a policy or policies of insurance (the “Change in Control Coverage”) with reputable and creditworthy insurance companies with ratings of A- (excellent) or better from A.M. Best or another nationally recognized rating agency providing Indemnitee with coverage for losses from wrongful acts occurring on or before the effective date of the Change in Control, and to ensure the Corporation’s performance of its indemnification obligations under this Agreement. If such insurance is in place immediately prior to the Change in Control, then the Change in Control Coverage shall contain limits, deductibles and exclusions substantially identical to those in place immediately prior to the Change in Control. In the event that the Corporation does not maintain such insurance immediately prior to the Change in Control, the Change in Control Coverage shall contain such limits, deductibles, terms and exclusions as are customary for companies of similar size as determined by an insurance brokerage company of national reputation, provided, however, that in no event shall the Change in Control Coverage contain limits, deductibles, terms and exclusions that are less favorable to Indemnitee than those set forth in the policy or policies most recently maintained by the Corporation. Each policy evidencing the Change in Control Coverage shall be non-cancellable by the insurer except for non-payment of premium.

     Section 13. Insurance Claims.
          (a) If the Corporation has a policy of liability insurance for Directors and Officers in effect at the time the Corporation receives notification from either the Indemnitee or a third party of summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder, the Corporation shall give prompt notice of such potential claim to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action, consistent with the Corporation’s obligations under the policy and to its stockholders and its other Directors and Officers, to cause such insurers to pay, on behalf of Indemnitee, all losses and expenses payable as a result of such claim in accordance with the terms of such policies.
          (b) In the event that Indemnitee is required to seek judicial adjudication to enforce his or her rights for reimbursement or payment of any insured losses under, or to recover damages for breach of, the Corporation’s Director and Officer insurance policy, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 1) actually and reasonably incurred by him or her in such judicial adjudication, unless the court determines that such action was not brought in good faith or was frivolous. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the claimed losses or expenses, Indemnitee shall be indemnified for the expenses incurred by Indemnitee in connection with such judicial adjudication to the extent such expenses are reasonably related to the part of the insured losses or expenses awarded to Indemnitee.
     Section 14. Subrogation. In the event of any payment under this Agreement by the Corporation, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
     Section 15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve (i) as a director or officer of the Corporation, (ii) in any capacity with respect to any employee benefit plan of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other Entity at the request of the Corporation or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification of Indemnifiable Amounts or advancement of Indemnifiable Expenses hereunder and of any judicial proceeding commenced by Indemnitee pursuant to Section 10 or 13(b) of this Agreement relating thereto. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators. The provisions of this Agreement shall cover Proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.

     Section 16. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to Indemnitee as follows:
          (a) Authority. The Corporation has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Corporation.
          (b) Enforceability. This Agreement, when executed and delivered by the Corporation in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.
     Section 17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     Section 18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) when transmitted by facsimile and receipt is acknowledged, or (c) sent by recognized commercial overnight courier service, on the second business day after the date on which it is so sent:
     If to the Corporation:

Dycom Industries, Inc. 11770 U.S. Highway 1, Suite 101 Palm Beach Gardens, Florida 33408 Attention: General Counsel If to Indemnitee:

     Section 19. Subsequent Legislation. If the FBCA is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by the FBCA, as so amended.
     Section 20. Non-Exclusivity. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation or the Bylaws, any agreement, a vote of stockholders or a resolution of Disinterested Directors, or otherwise. The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Corporation’s Articles of Incorporation, its Bylaws, vote of its stockholders or Disinterested Directors, or applicable law. No amendment, alteration or termination of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or termination. As set forth in Section 15 above, Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Corporation.
     Section 21. Non-Disclosure of Payments. Except as expressly required by law or regulation, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law or regulation, be described only in Corporation proxy or information statements relating to special and/or annual meetings of the Corporation’s shareholders, and the Corporation shall afford the Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.
     Section 22. Covenant Not to Sue, Limitation of Actions and Release of Claims. Except with respect to matters specifically excluded from permissible indemnification pursuant to Section 607.0850 of the FBCA as currently in effect, no legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of two (2) years following the date the Indemnitee ceases (for any reason) to serve as either an Officer or Director and any and all such claims and causes of action of the Corporation (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such two year period.

     Section 23. Contribution.
          (a) Subject to Section 4, if the indemnification provided in Sections 3(a) and 3(b) hereof is unavailable and may not be paid to the Indemnitee for any reason, then in respect of any Proceeding in which the Corporation is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Liabilities and Expenses paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of the Indemnitee on the other in connection with the events that result in such Liabilities and Expenses, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, and access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and Expenses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 23 were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations.
          (b) A determination as to the amount of the contribution, if any, shall be made by:
          (i) a court of competent jurisdiction upon the application of both the Indemnitee and the Corporation (if an action or suit had been brought in, and the final determination had been rendered by, such court);
          (ii) the Board of Directors in accordance with Section 7(b) hereof; or
          (iii) Independent Counsel in accordance with Section 7(b) hereof.
     Section 24. Priority of Indemnification. The Corporation hereby acknowledges that the Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided to the Indemnitee by other parties (collectively, the “Other Indemnitors”). Subject to Section 9(c), the Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Other Indemnitors to advance Expenses or to provide indemnification for the same Expenses or Liabilities incurred by the Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses and Liabilities to the extent legally permitted and as required by the terms of this Agreement and the Corporation’s organizational documents (or any other agreement between the Corporation and the Indemnitee), without regard to any rights the Indemnitee may have against the Other Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Subject to Section 9(c), the Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Corporation shall affect the foregoing, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Corporation. The Corporation and the Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 24.

     Section 25. Enforcement. The Corporation shall be precluded from asserting in any Proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a Proceeding by Indemnitee for enforcement of his or her rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement shall cause irreparable and irremediable injury to Indemnitee, for which a remedy at law shall be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.
     Section 26. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.
     Section 27. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.
     Section 28. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     Section 29. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.
     Section 30. Service of Process and Venue. For purposes of any Proceedings to enforce this agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the State of Florida, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

     Section 31. Governing Law. This Agreement shall be subject to and construed according to the laws of the State of Florida. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Florida govern indemnification by the Corporation of its Directors or Officers, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.
     Section 32. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.
     Section 33. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first written above.

DYCOM INDUSTRIES, INC.
By /s/
Name:
Title:

INDEMNITEE
By /s/
Name:
Title:

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